ACCURIDE CORPORATION
CASH BONUS AGREEMENT - DIRECTOR
Name:	Name	Bonus Amount: $

Address:	Street City State Zip	Payment Date:

Signature:

Accuride Corporation (the "Company") will pay you the Bonus Amount set forth above if you are a member of the Board of Directors of the Company on the Payment Date set forth above.  If your service as a director terminates prior to the Payment Date for any reason, including resignation, removal or failure to be re-elected to the Board of Directors, you will forfeit the Bonus Amount. Notwithstanding the foregoing, if a Change in Control (as defined in the Company's 2010 Incentive Award Plan) occurs prior to the Payment Date, then the Bonus Amount will be paid upon a Change in Control.

The Bonus Amount or any interest or right therein or part thereof shall not be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

The Company will deduct or withhold an amount sufficient to satisfy applicable federal, state, local and foreign taxes required by law to be withheld with respect to arising from the vesting and payment of the Bonus Amount.

Nothing in this Agreement shall be interpreted to confer upon you the right to continue as a director of the Company.

The Bonus Amount is discretionary and is a one-time benefit, which does not create any contractual or other right to receive future bonus opportunities or benefits in lieu thereof in the future. Future awards of bonus opportunities, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the award, the amount of the bonus and vesting provisions.

COMPANY:

ACCURIDE CORPORATION

By: Its:	________________________________ Richard F. Dauch President and Chief Executive Officer